UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 28, 2011

HUNTINGTON BANCSHARES INCORPORATED

(Exact name of registrant as specified in its charter)

Maryland	1-34073	31-0724920
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Huntington Center 41 South High Street Columbus, Ohio 43287

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (614) 480-8300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 28, 2011, Huntington Bancshares Incorporated (“Huntington”) issued a press release announcing the results of its offer to exchange (the “Exchange Offer”) depositary shares representing a proportional interest in its Floating Rate Series B Non-Cumulative Preferred Stock with a liquidation preference of $1,000 per share and, in certain cases an additional amount of cash consideration, for up to $300 million in liquidation preference of certain series of issued and outstanding trust preferred securities (“Trust Preferred Securities”), which expired at 11:59 P.M., New York City time, on December 27, 2011. As of the time of expiration, $35,500,000 aggregate principal amount of Trust Preferred Securities were validly tendered for exchange. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

Exhibit 99.1	Press release, dated December 28, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTINGTON BANCSHARES INCORPORATED

Date: December 28, 2011	By:	/s/ Donald R. Kimble
Name: Donald R. Kimble
Title: Senior Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press release, dated December 28, 2011.